CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Investment Trust of our report dated August 25, 2021, relating to the financial statements and financial highlights, which appears in the Virtus AllianzGI Emerging Markets Opportunities Fund, Virtus AllianzGI Focused Growth Fund, Virtus AllianzGI Global Small-Cap Fund, Virtus AllianzGI Health Sciences Fund, Virtus AllianzGI Income & Growth Fund, Virtus AllianzGI Mid-Cap Growth Fund, Virtus AllianzGI Small-Cap Fund, Virtus AllianzGI Technology Fund, Virtus NFJ Dividend Value Fund, Virtus NFJ International Value Fund, Virtus NFJ Large-Cap Value Fund, Virtus NFJ Mid-Cap Value Fund, and Virtus NFJ Small-Cap Value Funds’ Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Glossary”, “Non-Public Portfolio Holdings Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 27, 2021